EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

$1,513,000.00                                                     April 13, 2006

       FOR VALUE RECEIVED, Incentra Solutions, Inc., a Nevada corporation (the "Company") and any successor corporation to the Company, hereby promises to pay to the order of JOSEPH J. GRAZIANO and his assigns (together with his assigns, "Payee"), the principal amount of One Million Five Hundred Thirteen Thousand Dollars ($1,513,000.00) on the terms set forth below. The Company promises to pay interest on the principal amount of this Note in arrears from and including the date hereof on the principal balance from time to time outstanding, computed daily, at an annual rate of one-half percent (1/2%). Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. The Company may prepay any or all principal and accrued interest due under this Note at any time, upon ten (10) days prior notice to holder, without penalty.

       Eight equal payments of principal and interest in the amount of One Hundred Ninety Thousand One Hundred Ninety and 38/100 Dollars ($190,190.38) shall be due and payable without notice or demand, the first payment being due on July 15, 2006, and the seven remaining payments being due on the first day of each September, December, March and June during the period beginning on September 1, 2006 and ending on March 1, 2008. For purposes of this Note, each such date on which payment is due shall be referred to as a "Payment Due Date". Payments shall be made by wire transfer of immediately available United States federal funds sent to an account or accounts designated by the holder in accordance with the instructions furnished to the Company for that purpose.

       This Note constitutes the "Promissory Note" described in that certain Stock Purchase Agreement dated April 13, 2006 (the "Stock Purchase Agreement"), by and among the Company, Payee, and Network System Technologies, Inc., an Illinois corporation, and is entitled to all of the benefits of the Stock Purchase Agreement. Unless defined herein, capitalized terms used herein that are defined in the Stock Purchase Agreement have the meaning given to such terms in the Stock Purchase Agreement.

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The Company agrees to pay all costs,  charges and expenses incurred by the Payee and its assigns (including, without limitation, costs of collection, court costs, and reasonable attorneys' fees and disbursements) in connection with the successful enforcement of the Payee's rights under this Note (all such costs, fees and expenses being herein referred to as "Costs").

       The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof. The rights and remedies of the holder as provided herein shall be cumulative and concurrent and in addition to any other rights the Payee may have at law, in equity or otherwise, and may be pursued singularly, successively or together at the sole discretion of the holder and may be exercised as often as occasion therefor shall occur. The Company agrees that any delay or failure on the part of the Payee in exercising any rights or remedies hereunder will not operate as a waiver of such rights, and further agrees that any payments and prepayments received hereunder will be applied first to Costs, then to interest and the balance to principal. The Payee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies. All payments under this Note shall be made without counterclaim, offset or defense of any kind.

       This Note will be registered on the books of the Company or its agent as to principal and interest. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided however that the Company shall not assign this Note without the prior written consent of the Payee, which consent may be withheld in Payee's sole and absolute discretion. Any transfer of this Note by Payee will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee. The Payee and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Payees.

       Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the third business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

       If to the Company, at

              Incentra Solutions, Inc.
              1140 Pearl Street
              Boulder, CO 80302
              Attn:  Chief Executive Officer

       If to Payee, at

              Joseph J. Graziano
              2050-80 Finley Road
              Lombard, Il 60148

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       or, in each  case,  to the most  recent  address,  specified  by  written notice, given to the sender pursuant to this paragraph.

       If any one or more of the following events ("Events of Default") shall occur, to wit:

              (a) Failure by the Company to make prompt payment, when due, of any payment due hereunder, and such failure continues for five (5) days after Payee gives written notice thereof to Company;

              (b) The failure by Company to observe, keep or comply with any provision or requirement contained in the Stock Purchase Agreement; or

              (c) Failure by the Company to promptly perform or observe any other covenant, promise or agreement contained herein and such failure continues for five (5) days after Payee gives written notice thereof to Company.

then, at any time thereafter, at the sole option of Payee, without further notice to Company, the unpaid principal balance, accrued interest and the prepayment premium or penalty, if any, shall become immediately due and payable without presentment, notice of dishonor, demand, notice or protest of any kind, all of which are expressly waived by the Company. All sums coming due and payable under this paragraph shall bear interest after acceleration hereof at the rate of ten (10%) percent per annum or the maximum rate permitted by law, whichever is less (the "Default Rate"). In the event that any installment is not received by Payee within ten (10) days of its due date, Company shall pay a late charge of five (5%) percent ("Late Charge") of said installment, which Late Charge shall continue until all past due installments and accrued Late Charges are paid in full, or upon the occurrence of an Event of Default, whichever occurs first.

       This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

       If any provision in this Note is held by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision of this Note to be illegal or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that (1) it is legal, valid and enforceable, (2) the remainder of this Note shall be construed as if such illegal or unenforceable provision was not contained therein, and (3) the rights, obligations and interest of the Company and Payee under the remainder of this Note shall continue in full force and effect.


       COMPANY HEREBY (A) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (B) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN OR NEAR CHICAGO, ILLINOIS OR BOULDER, COLORADO, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY

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


MATTER ARISING FROM OR RELATED TO THIS NOTE; (C) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON COMPANY, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO SUCH COMPANY AT THE ADDRESS SET FORTH ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THE SECOND (2ND) BUSINESS DAY AFTER THE SAME SHALL HAVE BEEN POSTED TO SUCH COMPANY; (D) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT COMPANY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; AND (E) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST PAYEE OR ANY OF PAYEE'S
DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONES INDICATED ABOVE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR PAYEE'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR PAYEE'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST COMPANY, OR ANY COMPANY'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

       IN WITNESS WHEREOF, the Company has executed this Note under seal as of the date first written above.

                                        INCENTRA SOLUTIONS, INC.


                                        By: /s/ Thomas P. Sweeney
                                            ---------------------
                                            Thomas P. Sweeney III
                                            Chief Executive Officer


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